UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 2, 2008

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

 FLORIDA                                000-30932                 13-4172059
 -------                                ---------                 ----------
 (STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
 OF INCORPORATION)                                              IDENTIFICATION)

              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective June 2, 2008 the Issuer (the "Company") entered into a Credit Facility Agreement ("Facility" or "Agreement") with Bengt Odner a director and shareholder of the Company. Pursuant to the Agreement, the Company can request draw down(s) under the Facility of up to $1,500,000 in the aggregate with funds to be used for general working capital purposes. All request(s) to draw down under the Facility are subject to Mr. Odner's consent and approval. An approved draw down by the Company under the Facility will be represented by a 9% unsecured subordinated demand promissory note (a "Note") issued by the Company to Mr. Odner or his designee. The Company may repay the Note at anytime without penalty. At the option of the Note holder, in lieu of cash, principal and interest earned on the Note can be repaid in restricted common stock of the Company (the "Common Stock"). Should the Note holder elect to receive stock of the Company, interest on principal will be calculated at a rate of 12% per annum. The number of shares of Common Stock to be issued in satisfaction of interest and principal shall be determined by dividing the principal and accrued interest by the greater of 105% of the twenty (20) day average closing price of the Company's Common Stock immediately preceding the date the Note holder elects to have the Note satisfied with Common Stock, or the Closing Price on that date. Under no circumstance can the conversion price be below the fair market price of the Company's Common Stock on the date the Note holder elects to have the Note satisfied with Common Stock. The Company may request draw down(s) under the Facility through December 31, 2008.

Concurrent with entering into the Credit Facility Agreement, the Company issued a Request for Issuance pursuant to the terms of the Facility for the sum of $500,000 with said funds to be used for general working capital. The Request for Issuance was approved and the Company issued a $500,000 Note in favor of Mr. Odner.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Form of 2008 Credit Facility Agreement (with exhibits) between Environmental Solutions and Bengt Odner effective as of June 2, 2008.

                                       ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: June 6, 2008
                                       By: /s/ David J. Johnson
                                           --------------------------------
                                           David J. Johnson Chief Executive
                                           Officer and President